Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL THIRD QUARTER RESULTS

Milwaukee, Wisconsin – April 21, 2011 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal third quarter ended March 27, 2011.

Net sales for the Company’s third quarter ended March 27, 2011 were $65.7 million, compared to net sales of $52.9 million for the third quarter ended March 28, 2010.  The higher net sales for the current quarter can be primarily attributed to increased customer production volumes.  Higher content on certain new products also contributed to the net sales improvement.

Net income for the period was $55,000, compared to a net income of $781,000 in the prior year quarter.  Diluted earnings per share for the period were $.02 compared to diluted earnings per share of $.24 in the prior year quarter. The lower net income for the current quarter was primarily due to a combination of STRATTEC’s share of the cost associated with a customer’s specific warranty claim, and an adjustment for customer price concessions.  These two items resulted in a pre-tax provision of $1.8 million during the current quarter and reduced diluted earnings per share by $.33.

For the nine months ended March 27, 2011, net sales were $186.7 million compared to net sales of $146.6 million in the prior year period.  Net income was $2.7 million compared to net income of $2.6 million in the prior year period and diluted earnings per share were $.82 compared to diluted earnings per share of $.78 in the prior year period.

The year-over-year net sales increase for the current quarter reflected increased sales to STRATTEC’s largest customers.  Sales to Chrysler Group LLC were $21.6 million in the current quarter compared to $17.0 million in the prior year quarter.  Sales to General Motors Company were $14.8 million compared to $13.5 million.  Included in the prior year quarter sales to General Motors were $1.7 million of sales to Nexteer Automotive, formerly a unit of General Motors.  Sales to Ford Motor Company were $7.0 million compared to $4.5 million.  Sales to Hyundai/Kia were $4.0 million compared to $2.8 million.

Gross profit margins were 13.9 percent in the current quarter compared to 16.8 percent in the prior year quarter.   The lower gross profit margin in the current year quarter was primarily the result of the $1.8 million pre-tax provision related to the two issues mentioned previously.  Also impacting the current quarter were higher purchased raw material costs for zinc and brass along with an unfavorable Mexico Peso to U.S. dollar exchange rate affecting the Company’s operations in Mexico.  Collectively, these items reduced the current quarter gross profit margin by 4 percentage points.

Operating expenses were $8.0 million in the current quarter, compared to $7.6 million in the prior year quarter.

During the current quarter the Company contributed $1.5 million to its Defined Benefit Pension Trust.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through the VAST Alliance in which STRATTEC participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	March 27, 2011	March 28, 2010	March 27, 2011	March 28, 2010

Net Sales	$65,650	$52,883	$186,711	$146,604

Cost of Goods Sold	56,531	44,022	157,466	123,292

Gross Profit	9,119	8,861	29,245	23,312

Engineering, Selling & Administrative Expenses	7,953	7,620	24,436	21,274

Impairment Charge	-	-	-	223

Environmental	-	-	-	(1,125)

Recovery of Bad Debts	-	-	-	(421)

Income from Operations	1,166	1,241	4,809	3,361

Interest Income	36	16	84	58

Interest Expense	(38)	(56)	(134)	(171)

Other (Expense)/Income, Net	(160)	176	899	966

	1,004	1,377	5,658	4,214

Provision for Income Taxes	262	328	1,394	1,390

Net Income	742	1,049	4,264	2,824

Net Income Attributable to Non-Controlling Interest	687	268	1,544	256

Net Income Attributable to STRATTEC SECURITY CORPORATION	$55	$781	$2,720	$2,568

Earnings Per Share:
Basic	$0.02	$0.24	$0.83	$0.79
Diluted	$0.02	$0.24	$0.82	$0.78
Average Basic Shares Outstanding	3,286	3,273	3,284	3,270

Average Diluted Shares Outstanding	3,339	3,284	3,322	3,275

Other
Capital Expenditures	$2,245	$1,841	$5,727	$4,945
Depreciation & Amortization	$1,677	$1,757	$4,904	$5,335

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	March 27, 2011	June 27, 2010
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$12,680	$21,867
Restricted Cash (A)	-	2,100
Receivables, Net	42,528	36,084
Inventories	23,431	17,086
Other Current Assets	14,290	12,871
Total Current Assets	92,929	90,008
Deferred Income Taxes	10,534	10,534
Loan to Joint Venture	1,500	1,500
Investment in Joint Venture	6,759	5,176
Other Long Term Assets	659	733
Property, Plant and Equipment, Net	38,315	37,051
	$150,696	$145,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	26,659	$21,192
Other	25,120	25,038
Total Current Liabilities	51,779	46,230
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	21,236	22,982
Shareholders’ Equity	241,334	242,115
Accumulated Other Comprehensive Loss	(30,838)	(31,941)
Less: Treasury Stock	(136,022)	(136,047)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	74,474	74,127
Non-Controlling Interest	3,207	1,663
Total Shareholders’ Equity	75,790	77,681
	$150,696	$145,002

NOTE A:
Represents a commercial guarantee by STRATTEC SECURITY CORPORATION relating to a promissory note issued by Vehicle Access Systems Technology, LLC (VAST, LLC).  This guarantee was canceled in October 2010.

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	March 27, 2011	March 28, 2010	March 27, 2011	March 28, 2010

Cash Flows from Operating Activities:
Net Income	$742	$1,049	$4,264	$2,824
Adjustment to Reconcile Net Income to
Cash (Used In) Provided by Operating Activities:
Equity Earnings in VAST LLC Joint Venture	(197)	(160)	(1,000)	(639)
Depreciation and Amortization	1,677	1,757	4,904	5,335
Foreign Currency Transaction Loss	368	168	558	325
Unrealized Loss Foreign Currency Option Contracts	114	-	114	-
Stock Based Compensation Expense	155	136	453	340
Recovery of Doubtful Accounts	-	-	-	(421)
Deferred Tax Provision	-	-	-	3,258
Curtailment Loss	-	-	-	505
Impairment Charge	-	-	-	223
Environmental	-	-	-	(1,125)
Change in Operating Assets/Liabilities	(5,453)	(7,622)	(9,650)	(9,162)
Other, net	32	13	49	35

Net Cash (Used In) Provided by Operating Activities	(2,562)	(4,659)	(308)	1,498

Cash Flows from Investing Activities:
Investment in Joint Ventures	(150)	-	(300)	(100)
Loan to Joint Venture	-	-	-	(1,500)
Restricted Cash	-	-	2,100	(2,100)
Purchase of Additional Interest in ADAC-STRATTEC LLC	-	-	(22)	-
Additions to Property, Plant and Equipment	(2,245)	(1,841)	(5,727)	(4,945)
Proceeds from Sale of Property, Plant and Equipment	21	-	21	10
Net Cash Used in Investing Activities	(2,374)	(1,841)	(3,928)	(8,635)

Cash Flow from Financing Activities:
Dividends Paid	-	-	(3,989)	-
Repayment of Loan to Related Parties	(100)	(225)	(850)	(225)
Exercise of Stock Options and Employee Stock Purchases	16	10	44	33

Net Cash Used in Financing Activities	(84)	(215)	(4,795)	(192)

Effect of Foreign Currency Fluctuations on Cash	(111)	(103)	(156)	(237)

Net Decrease in Cash & Cash Equivalents	(5,131)	(6,818)	(9,187)	(7,566)

Cash and Cash Equivalents:
Beginning of Period	17,811	22,016	21,867	22,764
End of Period	$12,680	$15,198	$12,680	$15,198